As filed with the Securities and Exchange Commission on November 18, 2005

Registration No. 333-128815

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REVLON, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-3662955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

237 Park Avenue
New York, New York 10017
(212) 527-4000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert K. Kretzman, Esq.
Executive Vice President, Chief Legal Officer,
General Counsel and Secretary
Revlon, Inc.
237 Park Avenue
New York, New York 10017
(212) 527-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (3)(4)	Proposed Maximum Aggregate Offering Price (2)(3)(5)	Amount of Registration Fee (5)
Class A common stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Warrants to purchase Class A common stock or Preferred Stock or other securities
Subscription Rights to Purchase Class A common stock or Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Total	$250,000,000		$250,000,000	$29,425

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There is being registered hereunder such currently indeterminate number or amount of Class A common stock, Preferred Stock, Warrants, Subscription Rights, Stock Purchase Contracts, and Stock Purchase Units as may from time to time be issued at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions, which indeterminate number or amount of securities issued upon conversion, redemption, repurchase, exchange or exercise of the securities registered hereunder, if any, shall be counted against the $250,000,000 of securities that the Registrant is registering.

(2)	Subject to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), in no event will the aggregate initial offering price of the Class A common stock, Preferred Stock, Warrants, Subscription Rights, Stock Purchase Contracts, and Stock Purchase Units issued under this Registration Statement including any Class A common stock, Preferred Stock, Warrants, Subscription Rights, Stock Purchase Contracts or Stock Purchase Units as may from time to time be issued upon conversion, redemption, repurchase, exchange or exercise of the securities registered hereunder, if any, exceed $250,000,000.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(5)	Estimated in accordance with Rule 457(o) under the Securities Act solely for the purpose of determining the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 18, 2005

Prospectus

$250,000,000

REVLON, INC.

Class A Common Stock

Preferred Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Revlon, Inc. may offer from time to time its Class A common stock, or Revlon Class A common stock, preferred stock, warrants, subscription rights to purchase shares of Revlon Class A common stock or preferred stock, stock purchase contracts to purchase shares of Revlon Class A common stock or preferred stock, and stock purchase units consisting of (a) stock purchase contracts and (b) warrants. The aggregate initial public offering price of all securities that may be offered pursuant to this prospectus will not exceed $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. A prospectus supplement may also add to or update, but will not contradict, modify or replace, information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Revlon Class A common stock is listed on the New York Stock Exchange under the symbol "REV."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2005

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. No person is authorized to give any information or represent anything not contained in this prospectus and the accompanying prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add to or update, but will not contradict, modify or replace, information contained in this prospectus. We urge you to read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 2.

In this prospectus, we refer to the Revlon Class A common stock, preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units collectively as the "securities." The terms "the Company," "we," "our," "ours" and "us" refer to Revlon, Inc. and Revlon Consumer Products Corporation, Revlon, Inc.'s wholly-owned subsidiary, and to the subsidiaries of Revlon Consumer Products Corporation, except that in the discussion of the capital stock and related matters, these terms refer solely to Revlon, Inc. and not to Revlon Consumer Products Corporation or any of its subsidiaries. References to "Products Corporation" are to Revlon Consumer Products Corporation and its subsidiaries.

OUR COMPANY

Revlon conducts its business exclusively through Products Corporation, which manufactures, markets and sells an extensive array of cosmetics and skin care, fragrances and personal care products. Revlon is one of the world's leading mass-market cosmetics brands. We believe that our global brand name recognition, product quality and marketing experience have enabled us to create one of the strongest consumer brand franchises in the world. Our products are sold worldwide and are marketed under such well-known brand names as Revlon, ColorStay, Revlon Age Defying, Revlon Age Defying with Botafirm, Fabulash, Super Lustrous and Skinlights, as well as Almay, including our new Almay Intense i-Color collection, in cosmetics; Vitamin C Absolutes, Eterna 27, Ultima II and Jeanne Gatineau in skin care; Charlie in fragrances; and High Dimension, Flex, Mitchum, Colorsilk, Jean Naté and Bozzano in personal care products.

The Company was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 70 years ago. Today, we have leading market positions in a number of our principal product categories in the U.S. mass-market distribution channel, including the lip, eye, face makeup and nail enamel categories. We also have leading market positions in several product categories in certain retail markets outside of the U.S., including in Australia, Canada, Mexico and South Africa. Our products are sold in more than 100 countries across six continents. Our net sales in 2004 in the U.S. and Canada accounted for approximately 66% of our consolidated net sales, most of which were made in the mass-market channel.

* * *

Our principal executive office is located at 237 Park Avenue, New York, N.Y. 10017. Our telephone number is (212) 527-4000.

WHERE YOU CAN FIND MORE INFORMATION

Revlon files and furnishes annual, quarterly, and current reports and other information, including proxy statements, with the SEC. You may read and copy any reports or other information that we file or furnish with the SEC at the SEC's Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public on the SEC's website (www.sec.gov).

The SEC allows us to "incorporate by reference" the information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement, whether before or after it is declared effective, and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by Revlon with the SEC and are incorporated by reference into this prospectus:

•	Annual Report on Form 10-K/A of Revlon for the year ended December 31, 2004, filed with the SEC on April 13, 2005;

•	Quarterly Reports on Form 10-Q of Revlon for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005, filed with the SEC on May 9, 2005 August 9, 2005 and November 9, 2005, respectively;

•	Current Reports on Form 8-K of Revlon filed with the SEC on March 8, 2005 (but not the Form 8-K furnished by Revlon, Inc. pursuant to Item 2.02 of Form 8-K on March 8, 2005), March 14, 2005, March 16, 2005, June 3, 2005, August 10, 2005, August 12, 2005, August 16, 2005 and September 9, 2005; and

•	The section captioned "Description of Capital Stock" in Amendment No. 4 to Revlon's Registration Statement on Form S-1 (File No. 33-99558), filed with the SEC on February 26, 1996, as incorporated by reference into Revlon's Registration Statement on Form 8-A/A-1 (File No. 33-99558), filed on February 28, 1996.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Revlon, Inc., 237 Park Avenue, New York, N.Y. 10017, (212) 527-4000, Attention: Investor Relations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties, which are based on beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, destinations, visions, objectives, strategies, opportunities, drivers and intents of our management. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements.

Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "projects," "forecasts," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates," "targets," "outlooks," "initiatives," "destinations," "visions," "objectives," "strategies," "opportunities," "drivers," "intends," "destinations," "outlooks," "initiatives," "expects," or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Such statements include, without limitation, our expectations and estimates (whether qualitative or quantitative) as to our intention and ability, including as a result of market conditions or restrictions under our indentures, credit agreements, other contractual arrangements or applicable law, to issue securities pursuant to this prospectus. In addition to factors that may be described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, our determination not to, or difficulties, delays or unanticipated costs in or our inability to, including as a result of market conditions or restrictions under our indentures, credit agreements, other contractual arrangement or applicable law, issue securities pursuant to this prospectus, among others factors, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities covered by this prospectus are expected to be used for general corporate purposes, including without limitation, the repayment of outstanding debt, for working capital or capital expenditures.

DESCRIPTION OF THE SECURITIES

This prospectus contains summary descriptions of the Revlon Class A common stock, preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units that may be offered from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Revlon is currently authorized to issue 900,000,000 shares of Revlon Class A common stock, par value $.01 per share, 200,000,000 shares of its Class B common stock, or Revlon Class B common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. Except as expressly set forth in Revlon's certificate of incorporation as summarized below, the rights of the holders of Revlon Class A common stock and holders of Revlon Class B common stock are in all respects identical. As of September 30, 2005, Revlon had outstanding 340,417,418 shares of Revlon Class A common stock, 31,250,000 shares of Revlon Class B common stock, all of which are currently owned by MacAndrews & Forbes (as defined below), and no shares of preferred stock.

The following summary description of Revlon's capital stock is based on its certificate of incorporation and its by-laws in effect as of the date of this prospectus and the applicable provisions of the Delaware General Corporation Law, or the DGCL. The terms of any class or series of preferred stock Revlon offers pursuant to this prospectus will be set forth in a certificate of designations and summarized in the applicable prospectus supplement. The description in the applicable prospectus supplement of any class or series of preferred stock Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to Revlon's certificate of incorporation, any applicable certificate of designations (which will be filed with the SEC if Revlon offers preferred stock) and by-laws. For more information on how you can obtain copies of Revlon's certificate of incorporation, any applicable certificate of designations and Revlon's by-laws, see "Where You Can Find More Information" on page 2. We urge you to read Revlon's certificate of incorporation, any applicable certificate of designations, by-laws and any applicable prospectus supplement in their entirety.

Revlon Class A common stock and Revlon Class B common stock

Each share of Revlon Class A common stock entitles the holder to one vote and each share of Revlon Class B common stock entitles the holder to ten votes at each annual or special meeting of Revlon's stockholders, in the case of any written consent of stockholders and for all other purposes on all matters being voted on by Revlon's stockholders. The holders of Revlon Class A common stock and Revlon Class B common stock vote as a single class on all matters submitted to a vote of Revlon's stockholders, except as otherwise provided by law. Neither the holders of Revlon Class A common stock nor the holders of Revlon Class B common stock have cumulative voting or preemptive rights.

The holders of Revlon Class A common stock and Revlon Class B common stock are entitled to receive dividends and other distributions as may be declared by Revlon's board of directors out of assets or funds legally available for that purpose, subject to the rights of the holders of any series of preferred stock, and any other provision of Revlon's certificate of incorporation. Revlon's certificate of incorporation provides that if at any time a dividend or other distribution in cash or other property is paid on Revlon Class A common stock or Revlon Class B common stock, a like dividend or other distribution in cash or other property will also be paid on the Revlon Class B common stock or Revlon Class A common stock, as the case may be, in an equal amount per share.

Revlon's certificate of incorporation provides that if shares of Revlon Class A common stock are paid on Revlon Class A common stock and shares of Revlon Class B common stock are paid on Revlon Class B common stock in an equal amount per share of Revlon Class A common stock and Revlon Class B common stock, such payment will be deemed to be a like dividend or other distribution. Revlon, as a holding company, is dependent on the earnings and cash flow of, and dividends and distributions from, Products Corporation to pay its expenses and to pay any cash dividend or distribution on Revlon Class A common stock that may be authorized by its board of directors.

The terms of Products Corporation's credit agreement, Products Corporation's line of credit with MacAndrews & Forbes, Inc. (formerly MacAndrews & Forbes Holdings Inc.), a wholly-owned subsidiary of MacAndrews & Forbes Holdings Inc. (formerly Mafco Holdings Inc. and together with its affiliates, MacAndrews & Forbes), the indenture governing Products Corporation's 8 5/8% Senior Subordinated Notes due 2008 and the indenture governing Products Corporation's 9½% Senior Notes due 2011 currently restrict the ability of Products Corporation to pay dividends or make distributions to Revlon, except in limited circumstances. In the case of any split, subdivision, combination or reclassification of Revlon Class A common stock or Revlon Class B common stock, the shares of Revlon Class B common stock or Revlon Class A common stock, as the case may be, will also be split, subdivided, combined or reclassified so that the number of shares of Revlon Class A common stock and Revlon Class B common stock outstanding immediately following such split, subdivision, combination or reclassification will bear the same relationship to each other as that which existed immediately prior to the split, subdivision, combination or reclassification.

In the event of Revlon's liquidation, dissolution or winding up, the holders of Revlon Class A common stock and the holders of Revlon Class B common stock will be entitled to receive assets and funds available for distribution after payments to creditors and to the holders of any preferred stock that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Revlon Class A common stock or the holders of Revlon Class B common stock, the holders of Revlon Class A common stock and the holders of Revlon Class B common stock will receive the same consideration on a per share basis. However, if such consideration consists of any voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Revlon Class B common stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Revlon Class A common stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities to be received by the holders of Revlon Class A common stock may be converted or exchanged).

Revlon's certificate of incorporation provides that no person holding record or beneficial ownership of shares of Revlon Class B common stock, each referred to in this prospectus as a Class B Holder, which Class B Holder is currently MacAndrews & Forbes, may transfer, and Revlon will not register the transfer of, such shares of Revlon Class B common stock, except to a permitted transferee of such Class B Holder. A permitted transferee of, for example, a stockholder that is a corporation, is defined to include, among other things, a corporation, limited liability company or partnership controlled by such Class B Holder and other specified affiliates of a Class B Holder. In certain circumstances set forth in Revlon's certificate of incorporation, changes in ownership or control of a Class B Holder will also result in the conversion of such holder's Revlon Class B common stock into Revlon Class A common stock. Revlon's certificate of incorporation also provides that Revlon will not register the transfer of any shares of Revlon Class B common stock unless the transferee and the transferor of such Revlon Class B common stock have furnished such affidavits and other proof as Revlon reasonably may request to establish that the proposed transferee is a permitted transferee. In addition, upon any purported transfer of shares of Revlon Class B common stock not permitted under Revlon's certificate of incorporation, all shares of Revlon Class B common stock purported to be transferred will be deemed to be converted into shares of Revlon Class A common stock, and stock certificates formerly representing such shares of Revlon Class B common stock will from that time be deemed to represent the number of shares of Revlon Class A common stock as equals the number of shares of Revlon Class A common stock into which such shares of Revlon Class B common stock could be converted pursuant to Revlon's certificate of incorporation.

In the event that the aggregate number of shares of Revlon Class B common stock and Revlon Class A common stock held by the Class B Holders and their permitted transferees issued and outstanding at any time shall constitute less than ten percent of the total combined number of shares of Revlon Class A common stock and Revlon Class B common stock issued and outstanding at such time, then, without further action on the part of the Class B Holder or Revlon, all shares of Revlon Class B common stock then issued and outstanding will be deemed to be converted into shares of Revlon Class A common stock, and stock certificates formerly representing such shares of Revlon Class B common stock will from that time be deemed to represent such number of shares of Revlon Class A common stock as equals the number of shares of Revlon Class A common stock into which such shares of Revlon Class B common stock could be converted pursuant to Revlon's certificate of incorporation. In addition, each share of Revlon Class B common stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Revlon Class A common stock at any time.

Any future issuance of additional authorized shares of Revlon Class A common stock may, among other things, dilute the earnings per share of the Revlon Class A common stock and the equity and voting rights of those stockholders holding Revlon Class A common stock at the time the additional shares are issued.

The transfer agent and registrar for Revlon Class A common stock is American Stock Transfer & Trust Company. Revlon Class A common stock is traded on the NYSE under the symbol "REV."

Preferred stock

Revlon's certificate of incorporation provides that it may issue shares of preferred stock from time to time in one or more class or series. Revlon's board of directors is authorized to fix the voting powers, if any, designations, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued class or series of preferred stock to fix the number of shares constituting such class or series and to increase or decrease the number of shares of any such class or series (but not below the number of shares of such class or series then outstanding). As of September 30, 2005, none of the 20,000,000 authorized shares of preferred stock are designated a class or series. Any class or series of preferred stock could have rights which would adversely affect the rights of a holder of Revlon Class A common stock. The shares of any class or series of preferred stock need not be identical to any other class or series.

The flexibility to authorize and issue shares of preferred stock may be utilized for a variety of corporate purposes, including, without limitation, future public offerings pursuant to this prospectus to raise additional capital and corporate acquisitions. This provision of Revlon's certificate of incorporation, however, may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

In the event that Revlon offers any class or series of preferred stock, you should refer to the applicable prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title of the class or series and the number of shares in the class or series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether the dividends will be payable in cash, securities, other property or a combination of the foregoing;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into Revlon Class A common stock (including any mandatory conversion provisions), or other securities identified in the registration statement of which this prospectus forms a part, which would be convertible at any time, or other securities not so identified, which would be convertible after one year, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any listing of the preferred stock being offered on any securities exchange;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of Revlon's affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon any liquidation, dissolution or winding up of Revlon's affairs;

•	any limitations on Revlon's ability to take certain actions without the consent of a specified number of holders of preferred stock; and

•	any additional designations, powers, preferences and the relative, participating, optional or other rights and the qualifications, limitations and restrictions of the class or series.

Section 203 of the DGCL

Section 203 of the DGCL provides, in general, that a stockholder acquiring more than 15% of the voting power of a corporation subject to the statute (referred to in this prospectus as an Interested Stockholder) but less than 85% of the voting power of such corporation may not engage in certain business combinations (as defined in Section 203 of the DGCL) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such time the corporation's board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the business combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the voting power of the corporation not owned by the Interested Stockholder. Revlon's certificate of incorporation contains a provision electing not to be governed by Section 203 of the DGCL.

DESCRIPTION OF WARRANTS

Revlon may issue warrants to purchase Revlon Class A common stock or preferred stock or other securities. Revlon may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Revlon will issue warrants under one or more warrant agreements between Revlon and a warrant agent that Revlon will name in the prospectus supplement.

The prospectus supplement relating to any warrants Revlon offers will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the number and terms of the shares of Revlon Class A common stock or preferred stock or other securities identified in the registration statement of which this prospectus forms a part, which would be purchaseable at any time, or other securities not so identified, which would be purchaseable after one year, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if Revlon offers warrants. For more information on how you can obtain copies of the applicable warrant agreement if Revlon offers warrants, see "Where You Can Find More Information" on page 2. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

Revlon may issue subscription rights to purchase shares of Revlon Class A common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, Revlon may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of Revlon Class A common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of Revlon Class A common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if Revlon offers subscription rights. For more information on how you can obtain copies of any subscription rights certificate if Revlon offers subscription rights, see "Where You Can Find More Information" on page 2. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Revlon may issue stock purchase contracts representing contracts obligating holders to purchase from Revlon, and Revlon to sell to the holders, a specified or varying number of shares of Revlon Class A common stock and/or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate Revlon to purchase from holders, and obligate holders to sell to Revlon, a specified or varying number of shares of Revlon Class A common stock and/or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consist of (a) stock purchase contracts and (b) warrants. The stock purchase contracts may require Revlon to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to Revlon. These payments may be secured or unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The description in the applicable prospectus supplement of any stock purchase contracts or stock purchase units Revlon offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the SEC if Revlon offers stock purchase contracts or stock purchase units. For more information on how you can obtain copies of the applicable purchase contract agreement if Revlon offers stock purchase contracts or stock purchase units, see "Where You Can Find More Information" on page 2. We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will include:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by Revlon from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and/or

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately-negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of Revlon's securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of any securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; and/or

•	to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

Offers to purchase the securities covered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to any such offer.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplemental will set forth any commissions we pay for solicitations of these delayed delivery contracts.

If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than Revlon Class A common stock, which is listed on the NYSE. We intend that any Revlon Class A common stock sold pursuant to this prospectus will be listed on the NYSE, upon official notice of issuance. The securities, other than the Revlon Class A common stock, may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

The anticipated date of delivery of the securities covered by this prospectus will be described in the applicable prospectus supplement relating to each applicable offering.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., or the NASD, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented, and may continue to represent, MacAndrews & Forbes and certain of its affiliates (including Revlon) in connection with certain legal matters. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Revlon, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Revlon, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004. Our report contained an explanatory paragraph that describes a material weakness identified in management's assessment that the Company's internal control over the review and validation of the data input and outputs used in the Company's estimates of reserves for sales returns in the United States was ineffective, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$29,425
Trustee fees and expenses	50,000
Printing and distributing	150,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	150,000
Miscellaneous	200,000
Total	$1,579,425

Item 15.    Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article X of the by-laws of the registrant, a copy of which is filed as an exhibit to this Registration Statement, provides for indemnification of the officers and directors of the registrant to the fullest extent permitted by applicable law.

Section 8 of Article X of the by-laws allows the registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the registrant or such person who serves or served as a director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of the registrant. The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11 of Article X of the by-laws provides that except for proceedings to enforce rights to indemnification, the registrant shall not be obligated to indemnify any of its directors or officers in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the registrant.

Pursuant to Section 102(b)(7) of the DGCL, Article Fifth (4) of the registrant's certificate of incorporation, a copy of which is filed as an exhibit to this Registration Statement, provides that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of such director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the registrant shall not adversely affect any right or protection of a director of the registrant existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to this Registration Statement are listed on the Exhibit Index on page II-6 hereof, which is incorporated by reference in this Item 16.

(b) Financial Statement Schedules:

All schedules for which provision is made in the SEC's applicable accounting regulations have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in this Registration Statement.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

Provided further, however, that paragraphs (a) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.11 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Revlon, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 18, 2005.

REVLON, INC.
(Registrant)

By: /s/ Jack L. Stahl	By: /s/ Thomas E. McGuire	By: /s/ John F. Matsen, Jr.
Jack L. Stahl President and Chief Executive Officer	Thomas E. McGuire Executive Vice President and Chief Financial Officer	John F. Matsen, Jr. Senior Vice President and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 18, 2005.

Name	Title or Position
*	Chairman of the Board and Director
(Ronald O. Perelman)
*	Director
(Howard Gittis)
*	Director
(Donald G. Drapkin)
/s/ Jack L. Stahl	President, Chief Executive Officer and Director
(Jack L. Stahl)
*	Director
(Alan S. Bernikow)
*	Director
(Paul J. Bohan)
*	Director
(Meyer Feldberg )
*	Director
(Edward J. Landau)
*	Director
(Linda Gosden Robinson)
*	Director
(Kenneth L. Wolfe)

* Robert K. Kretzman, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the registrant above whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the SEC.

By: /s/ Robert K. Kretzman
Robert K. Kretzman
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Documents
1. Underwriting Agreement.
1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of Revlon to be incorporated by reference herein, if applicable.
3. Certificate of Incorporation and By-laws.
3.1	Restated Certificate of Incorporation of Revlon dated April 30, 2004 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Revlon for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission (the "Commission") on May 17, 2004) (the "Revlon First Quarter 2004 Form 10-Q").
3.2	Amended and Restated By-Laws of Revlon dated as of March 22, 2004 (incorporated by reference to Exhibit 3.2 to the Revlon First Quarter 2004 Form 10-Q).
4. Instruments Defining the Rights of Security Holders, Including Indentures.
4.1	Credit Agreement, dated as of July 9, 2004, among Products Corporation and certain local borrowing subsidiaries, as borrowers, the lenders and issuing lenders party thereto, Citicorp USA, Inc., as term loan administrative agent, Citicorp USA, Inc. as multi-currency administrative agent, Citicorp USA, Inc., as collateral agent, UBS Securities LLC, as syndication agent, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 4.34 to the Current Report on Form 8-K of Products Corporation filed with the Commission on July 13, 2004 (the "Products Corporation July 2004 Form 8-K")).
4.2	Pledge and Security Agreement, dated as of July 9, 2004, among Revlon, Products Corporation and the additional grantors party thereto, in favor of Citicorp USA, Inc., as collateral agent for the secured parties (incorporated by reference to Exhibit 4.35 to the Products Corporation July 2004 Form 8-K).
4.3	Intercreditor and Collateral Agency Agreement, dated as of July 9, 2004, among Citicorp USA, Inc., as administrative agent for the multi-currency lenders and issuing lenders, Citicorp USA, Inc., as administrative agent for the term loan lenders, Citicorp USA, Inc., as collateral agent for the secured parties, Revlon, Products Corporation and each other loan party (incorporated by reference to Exhibit 4.36 to the Products Corporation July 2004 Form 8-K).
4.4	Indenture, dated as of February 1, 1998, between Revlon Escrow Corp. ("Revlon Escrow") and U.S. Bank Trust National Association, as trustee, relating to the 8 5/8% Senior Subordinated Notes due 2008 (as amended, the "8 5/8% Senior Subordinated Notes Indenture") (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of Products Corporation filed with the Commission on March 12, 1998, File No. 333-47875 (the "Products Corporation March 1998 Form S-1")).
4.5	First Supplemental Indenture, dated March 4, 1998, among Products Corporation, Revlon Escrow, and U.S. Bank Trust National Association, as trustee, amending the 8 5/8% Senior Subordinated Notes Indenture (incorporated by reference to Exhibit 4.4 to the Products Corporation March 1998 Form S-1).

Exhibit Number	Description of Documents
4.6	Second Supplemental Indenture, dated as of February 11, 2004, among Products Corporation, U.S. Bank Trust National Association, as trustee, and Revlon, as guarantor, amending the 8 5/8% Senior Subordinated Notes Indenture (incorporated by reference to Exhibit 4.31 to the Current Report on Form 8-K of Revlon filed with the Commission on February 12, 2004).
4.7	Indenture, dated as of March 16, 2005, between Products Corporation and U.S. Bank National Association, as trustee, relating to Products Corporation's 9½% Senior Notes due 2011 (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K/A for the year ended December 31, 2004 of Products Corporation filed with the Commission on April 12, 2005 (the "2004 Products Corporation Form 10-K/A")).
4.8	Registration Agreement, dated as of March 16, 2005, between Products Corporation and Citigroup Global Markets Inc., as representative for the Initial Purchasers named therein (incorporated by reference to Exhibit 4.13 to the 2004 Products Corporation Form 10-K/A).
4.9	Registration Agreement, dated as of August 16, 2005, between Products Corporation and Citigroup Global Markets Inc., as representative for the Initial Purchasers named therein (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-4 of Products Corporation filed with the Commission on September 9, 2005, File No. 333-128217).
4.10	Form of Certificate of Designations relating to Preferred Stock, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of Revlon to be incorporated by reference herein, if applicable.
4.11	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of Revlon to be incorporated by reference herein, if applicable.
4.12	Form of Stock Purchase Unit (to be included in Exhibit 4.11, if applicable).
4.13	Form of Warrant Certificate, including the Form of Warrant Certificate, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of Revlon to be incorporated by reference herein, if applicable.
4.14	Form of Subscription Rights Certificate, to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of Revlon to be incorporated by reference herein, if applicable.
5. Opinion re: Legality.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference Exhibit 5.1 to the Registration Statement on Form S-3 of Revlon filed with the Commission on October 4, 2005, File No. 333-128815 (the "Revlon October 2005 Form S-3")).
23. Consents of Experts and Counsel.
23.1	Consent of KPMG LLP.	*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

Exhibit Number	Description of Documents
24. Powers of Attorney.
24.1	Power of Attorney of Ronald O. Perelman (incorporated by reference to Exhibit 24.1 to the Revlon October 2005 Form S-3).
24.2	Power of Attorney of Howard Gittis (incorporated by reference to Exhibit 24.2 to the Revlon October 2005 Form S-3).
24.3	Power of Attorney of Donald G. Drapkin (incorporated by reference to Exhibit 24.3 to the Revlon October 2005 Form S-3).
24.4	Power of Attorney of Alan S. Bernikow (incorporated by reference to Exhibit 24.4 to the Revlon October 2005 Form S-3).
24.5	Power of Attorney of Paul J. Bohan (incorporated by reference to Exhibit 24.5 to the Revlon October 2005 Form S-3).
24.6	Power of Attorney of Meyer Feldberg (incorporated by reference to Exhibit 24.6 to the Revlon October 2005 Form S-3).
24.7	Power of Attorney of Edward J. Landau (incorporated by reference to Exhibit 24.7 to the Revlon October 2005 Form S-3).
24.8	Power of Attorney of Linda Gosden Robinson (incorporated by reference to Exhibit 24.8 to the Revlon October 2005 Form S-3).
24.9	Power of Attorney of Kenneth L. Wolfe (incorporated by reference to Exhibit 24.9 to the Revlon October 2005 Form S-3).

* Filed herewith.